N E W S R E L E A S E

CONTACT: Paul Seavey                             FOR IMMEDIATE RELEASE
(312) 279-1488                                 January 26, 2015

ELS REPORTS FOURTH QUARTER RESULTS
Strong Core Performance; 2015 Guidance Update
CHICAGO, IL – January 26, 2015 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and year ended December 31, 2014. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter Ended December 31, 2014
Normalized Funds from Operations (“Normalized FFO”) increased $4.2 million, or $0.04 per common share, to $60.8 million, or $0.66 per common share, compared to $56.6 million, or $0.62 per common share, for the same period in 2013. Funds from Operations (“FFO”) increased $5.4 million, or $0.06 per common share, to $60.3 million, or $0.66 per common share, compared to $54.9 million, or $0.60 per common share, for the same period in 2013. Net income available for common stockholders increased $5.2 million, or $0.06 per common share, to $29.4 million, or $0.35 per common share, compared to $24.2 million, or $0.29 per common share, for the same period in 2013.
Portfolio Performance
For the quarter ended December 31, 2014, property operating revenues, excluding deferrals, increased $8.2 million to $180.3 million compared to $172.1 million for the same period in 2013. For the year ended December 31, 2014, property operating revenues, excluding deferrals, increased $37.8 million to $734.7 million compared to $696.9 million for the same period in 2013. For the quarter ended December 31, 2014, income from property operations, excluding deferrals, increased $5.5 million to $104.8 million compared to $99.3 million for the same period in 2013. For the year ended December 31, 2014, income from property operations, excluding deferrals, increased $24.5 million to $422.2 million compared to $397.7 million for the same period in 2013.
For the quarter ended December 31, 2014, Core property operating revenues increased approximately 3.7 percent and income from Core property operations increased approximately 4.7 percent compared to the same period in 2013. For the year ended December 31, 2014, Core property operating revenues increased approximately 3.6 percent and income from Core property operations increased approximately 4.5 percent compared to the same period in 2013.

Balance Sheet
During the fourth quarter, we paid off one mortgage at maturity totaling $3.6 million with a stated interest rate of 5.71 percent per annum.
In January 2015, as part of our previously announced refinancing plan, we closed on two 25-year, fully amortizing loans with total gross proceeds of $199.0 million. The loans are secured by 11 MH and RV assets and carry a weighted average interest rate of 4.16 percent per annum. Proceeds from the financing were used to defease approximately $190.0 million of loans maturing in 2015 with a weighted average interest rate of 5.57 percent per annum. We incurred approximately $9.0 million in early debt retirement expense related to these loans, which were secured by 15 MH and RV assets.
Interest coverage was approximately 3.4 times in the quarter. Expanded disclosure on our balance sheet and debt statistics are included in the tables below.
Acquisitions
In December 2014, we closed on the acquisition of Mesa Spirit, a 1,600-site RV resort located in Mesa, Arizona for a purchase price of $41.6 million. The purchase price was funded with available cash and the assumption of approximately $19.0 million in mortgage debt.
Executive Officer Promotion
Effective immediately, Mr. Patrick Waite has been promoted to Executive Vice President and Chief Operating Officer. He will continue to oversee our property operations.
General Information
As of January 26, 2015, we own or have an interest in 384 quality properties in 32 states and British Columbia consisting of 143,113 sites. We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.
A live webcast of our conference call discussing these results will be available via our website in the Investor Information section at www.equitylifestyle.com at 10:00 a.m. Central Time on January 27, 2015.
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2015 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;”

•
the outcome of  pending or future lawsuits filed against us by tenant groups seeking to limit rent increases and/or seeking large damage awards for our alleged failure to properly maintain certain Properties or other tenant related matters, such as the case currently pending in the California Superior Court for Santa Clara County, Case No. 109CV140751, involving our California Hawaiian manufactured home property, including any further proceedings in the trial court or on appeal; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
Tables follow:

Fourth Quarter 2014 - Selected Financial Data

(In millions, except per share data, unaudited)

Quarter Ended
December 31, 2014
Income from property operations - 2014 Core (1)	$102.5
Income from property operations - Acquisitions (2)	2.3
Property management and general and administrative (excluding transaction costs)	(17.2)
Other income and expenses	3.6
Financing costs and other	(30.4)
Normalized FFO (3)	60.8
Transaction costs	(0.5)
FFO (3)	$60.3

Normalized FFO per share - fully diluted	$0.66
FFO per share - fully diluted	$0.66

Normalized FFO (3)	$60.8
Non-revenue producing improvements to real estate	(7.6)
Funds available for distribution (FAD) (3)	$53.2

FAD per share - fully diluted	$0.58

Weighted average shares outstanding - fully diluted	91.6

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1.	See page 8 for details of the 2014 Core Income from Property Operations.

2.	See page 9 for details of the Income from Property Operations for the properties acquired during 2013 and 2014 (the “Acquisitions”).

3.	See page 6 for a reconciliation of Net income available for Common Shares to FFO, Normalized FFO and FAD. See definitions of FFO, Normalized FFO and FAD on page 20.

Consolidated Income Statement

(In thousands, unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues:
Community base rental income	$107,372	$104,400	$426,886	$409,801
Rental home income	3,640	3,691	14,827	14,267
Resort base rental income	37,780	33,366	163,968	147,234
Right-to-use annual payments	11,001	12,078	44,860	47,967
Right-to-use contracts current period, gross	3,380	3,426	13,892	13,815
Right-to-use contract upfront payments, deferred, net	(1,197)	(1,248)	(5,501)	(5,694)
Utility and other income	17,138	15,106	70,209	63,800
Gross revenues from home sales	7,963	5,543	28,418	17,871
Brokered resale revenue and ancillary services revenues, net	359	90	3,850	4,212
Interest income	1,870	2,086	8,347	8,260
Income from other investments, net (1)	955	1,526	7,053	7,515
Total revenues	190,261	180,064	776,809	729,048

Expenses:
Property operating and maintenance	57,896	54,714	243,914	229,897
Rental home operating and maintenance	2,065	2,167	7,441	7,474
Real estate taxes	11,809	12,407	48,714	48,279
Sales and marketing, gross	3,744	3,483	12,418	13,509
Right-to-use contract commissions, deferred, net	(595)	(586)	(2,617)	(2,410)
Property management	10,469	9,813	42,638	40,193
Depreciation on real estate assets and rental homes	27,830	26,436	111,065	108,229
Amortization of in-place leases	208	1,137	3,999	1,940
Cost of home sales	7,068	5,459	26,747	17,296
Home selling expenses	632	541	2,342	2,085
General and administrative (2)	7,232	6,951	27,410	28,211
Property rights initiatives	860	394	2,923	2,771
Early debt retirement	—	(67)	5,087	37,844
Interest and related amortization	28,118	28,816	112,295	118,522
Total expenses	157,336	151,665	644,376	653,840
Income from continuing operations before equity in income of unconsolidated joint ventures and gain on sale of property	32,925	28,399	132,433	75,208
Equity in income of unconsolidated joint ventures	809	415	4,578	2,039
Gain on sale of property (3)	528	—	1,457	—
Consolidated income from continuing operations	34,262	28,814	138,468	77,247

Discontinued Operations:(3)
Net (loss) income from discontinued operations	—	(82)	—	7,133
(Loss) gain on sale of property, net of tax	—	(19)	—	41,525
(Loss) income from discontinued operations	—	(101)	—	48,658
Consolidated net income	34,262	28,713	138,468	125,905

Income allocated to non-controlling interest-Common OP Units	(2,534)	(2,224)	(10,463)	(9,706)
Series C Redeemable Perpetual Preferred Stock Dividends	(2,325)	(2,329)	(9,274)	(9,280)
Net income available for Common Shares	$29,403	$24,160	$118,731	$106,919
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1.
For the quarter and year ended December 31, 2013, includes a $1.6 million and a $1.4 million reduction, respectively, resulting from the change in the fair value of a contingent asset. For the year ended December 31, 2014, includes a $0.1 million increase resulting from the change in the fair value of a contingent asset.

2.	Includes transaction costs, see Reconciliation of Net Income to FFO, Normalized FFO and FAD on page 6.

3.
Effective January 1, 2014, we adopted on a prospective basis the new Accounting Standard Update 2014-08, Property, Plant, and Equipment: Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity which changed the definition of discontinued operations. Under the new guidance the gain on sale of property recognized during the quarter and year ended December 31, 2014 did not meet the criteria of discontinued operations and accordingly it is presented as part of our continuous operations.

Reconciliation of Net Income to FFO, Normalized FFO and FAD

(In thousands, except per share data, unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income available for Common Shares	$29,403	$24,160	$118,731	$106,919
Income allocated to common OP Units	2,534	2,224	10,463	9,706
Right-to-use contract upfront payments, deferred, net (1)	1,197	1,248	5,501	5,694
Right-to-use contract commissions, deferred, net (2)	(595)	(586)	(2,617)	(2,410)
Depreciation on real estate assets	25,212	24,748	100,159	101,694
Depreciation on real estate assets, discontinued operations	—	—	—	1,536
Depreciation on rental homes	2,618	1,688	10,906	6,535
Amortization of in-place leases	208	1,137	3,999	1,940
Depreciation on unconsolidated joint ventures	214	228	903	960
(Gain) loss on sale of property	(528)	19	(1,457)	(41,525)
FFO (3)	$60,263	$54,866	$246,588	$191,049
Change in fair value of contingent consideration asset (4)	—	1,566	(65)	1,442
Transaction costs (5)	496	223	1,647	1,963
Early debt retirement	—	(67)	5,087	37,844
Normalized FFO (3)	60,759	56,588	253,257	232,298
Non-revenue producing improvements to real estate	(7,591)	(7,915)	(24,877)	(24,881)
FAD (3)	$53,168	$48,673	$228,380	$207,417

Income from continuing operations available per Common Share - Basic	$0.35	$0.29	$1.42	$0.75
Income from continuing operations available per Common Share - Fully Diluted	$0.35	$0.29	$1.41	$0.75

Net income available per Common Share - Basic	$0.35	$0.29	$1.42	$1.29
Net income available per Common Share - Fully Diluted	$0.35	$0.29	$1.41	$1.28

FFO per Common Share - Basic	$0.66	$0.61	$2.72	$2.11
FFO per Common Share - Fully Diluted	$0.66	$0.60	$2.69	$2.09

Normalized FFO per Common Share - Basic	$0.67	$0.62	$2.79	$2.56
Normalized FFO per Common Share - Fully Diluted	$0.66	$0.62	$2.77	$2.55

FAD per Common Share - Basic	$0.59	$0.54	$2.52	$2.29
FAD per Common Share - Fully Diluted	$0.58	$0.53	$2.50	$2.27

Average Common Shares - Basic	83,562	83,003	83,362	83,018
Average Common Shares and OP Units - Basic	90,794	90,679	90,773	90,567
Average Common Shares and OP Units - Fully Diluted	91,644	91,334	91,511	91,196

______________________________

1.
We are required by GAAP to defer, over the estimated customer life, recognition of non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The customer life is currently estimated to be 31 years and is based upon our experience operating the membership platform since 2008. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.

2.
We are required by GAAP to defer recognition of commissions paid related to the entry of right-to-use contracts. The deferred commissions will be amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.

3.	See definitions of FFO, Normalized FFO and FAD on page 20.

4.	Included in Income from other investments, net on the Consolidated Income Statement on page 5.

5.	Included in general and administrative on the Consolidated Income Statement on page 5.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Community base rental income (2)	$107.4	$104.4	$426.9	$409.8
Rental home income	3.6	3.7	14.8	14.3
Resort base rental income (3)	37.8	33.4	164.0	147.2
Right-to-use annual payments	11.0	12.1	44.9	48.0
Right-to-use contracts current period, gross	3.4	3.4	13.9	13.8
Utility and other income	17.1	15.1	70.2	63.8
Property operating revenues	180.3	172.1	734.7	696.9

Property operating, maintenance, and real estate taxes	69.7	67.1	292.7	278.2
Rental home operating and maintenance	2.1	2.2	7.4	7.5
Sales and marketing, gross	3.7	3.5	12.4	13.5
Property operating expenses	75.5	72.8	312.5	299.2
Income from property operations (1)	$104.8	$99.3	$422.2	$397.7

Manufactured home site figures and occupancy averages:
Total sites	69,959	69,972	69,951	69,267
Occupied sites	64,444	64,206	64,384	63,471
Occupancy %	92.1%	91.8%	92.0%	91.6%
Monthly base rent per site	$555	$542	$553	$538

Core total sites	68,621	68,634	68,613	68,635
Core occupied sites	63,306	63,061	63,244	62,994
Core occupancy %	92.3%	91.9%	92.2%	91.8%
Core monthly base rent per site	$555	$542	$552	$538

Resort base rental income:
Annual	$27.3	$24.4	$104.0	$94.6
Seasonal	5.7	4.9	25.1	22.9
Transient	4.8	4.1	34.9	29.7
Total resort base rental income	$37.8	$33.4	$164.0	$147.2

_________________________

1.
See page 5 for a complete Income Statement. The line items that are included in property operating revenues and property operating expenses are also individually included in our Consolidated Income Statement. Income from property operations excludes property management expenses and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	See the manufactured home site figures and occupancy averages below within this table.

3.	See resort base rental income detail included below within this table.

2014 Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarter Ended			Year Ended
	December 31,		%	December 31,		%
	2014	2013	Change (2)	2014	2013	Change (2)
Community base rental income (3)	$105.4	$102.4	2.8%	$418.9	$406.6	3.0%
Rental home income	3.6	3.7	(1.4)%	14.8	14.2	3.6%
Resort base rental income (4)	35.7	33.1	7.8%	156.9	147.0	6.8%
Right-to-use annual payments	11.0	12.1	(8.9)%	44.9	48.0	(6.5)%
Right-to-use contracts current period, gross	3.4	3.4	(1.4)%	13.9	13.8	0.6%
Utility and other income	16.9	15.0	13.0%	69.0	63.6	8.6%
Property operating revenues	176.0	169.7	3.7%	718.4	693.2	3.6%

Property operating, maintenance, and real estate taxes	67.7	66.2	2.3%	285.4	276.9	3.1%
Rental home operating and maintenance	2.1	2.1	(3.9)%	7.4	7.4	(0.4)%
Sales and marketing, gross	3.7	3.5	7.4%	12.4	13.5	(8.1)%
Property operating expenses	73.5	71.8	2.4%	305.2	297.8	2.5%
Income from property operations (1)	$102.5	$97.9	4.7%	$413.2	$395.4	4.5%
Occupied sites (5)	63,402	63,188

Core manufactured home site figures and occupancy averages:
Total sites	68,621	68,634		68,613	68,635
Occupied sites	63,306	63,061		63,244	62,994
Occupancy %	92.3%	91.9%		92.2%	91.8%
Monthly base rent per site	$555	$542		$552	$538

Resort base rental income:
Annual	$25.7	$24.3	5.7%	$99.8	$94.6	5.5%
Seasonal	5.6	4.9	14.4%	24.5	22.9	7.0%
Transient	4.4	3.9	12.7%	32.6	29.5	10.6%
Total resort base rental income	$35.7	$33.1	7.8%	$156.9	$147.0	6.8%

____________________________

1.
2014 Core properties include properties we owned and operated during all of 2013 and 2014. Income from property operations excludes property management expenses and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	Calculations prepared using actual results without rounding.

3.	See the Core manufactured home site figures and occupancy averages included below within this table.

4.	See resort base rental income detail included below within this table.

5.	Occupied sites as of the end of the period shown. Occupied sites have increased by 214 from 63,188 at December 31, 2013.

Acquisitions - Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Year Ended
	December 31, 2014	December 31, 2014
Community base rental income	$2.0	$8.0
Rental home income	—	0.1
Resort base rental income	2.1	7.1
Utility income and other property income	0.3	1.1
Property operating revenues	4.4	16.3

Property operating expenses	2.1	7.3
Income from property operations	$2.3	$9.0

______________________

1.	Represents actual performance of five properties we acquired during 2013 and seven properties we acquired during 2014. Excludes property management expenses.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Manufactured homes:
New home	$5.5	$5.7	$22.7	$22.3
Used home	7.7	7.8	31.4	30.7
Rental operations revenues (1)	13.2	13.5	54.1	53.0
Rental operations expense	2.1	2.2	7.4	7.5
Income from rental operations, before depreciation	11.1	11.3	46.7	45.5
Depreciation on rental homes	2.6	1.7	10.9	6.5
Income from rental operations, after depreciation	$8.5	$9.6	$35.8	$39.0

Occupied rentals: (2)
New	2,001	2,060
Used	3,220	3,411
Total occupied rental sites	5,221	5,471

	As of
	December 31, 2014		December 31, 2013
	Gross	Net of Depreciation	Gross	Net of Depreciation
Cost basis in rental homes: (3)
New	$107.7	$90.1	$114.1	$101.1
Used	63.3	48.0	63.7	54.9
Total rental homes	$171.0	$138.1	$177.8	$156.0

____________________________

1.
For the quarters ended December 31, 2014 and 2013, approximately $9.5 million and $9.8 million, respectively, are included in the Community base rental income in the Consolidated Income from Property Operations table on page 7. For the years ended December 31, 2014 and 2013, approximately $39.3 million and $38.7 million, respectively, are included in the Community base rental income in the Consolidated Income from Property Operations table on page 7. The remainder of the rental operations revenue is included in the Rental home income in the Consolidated Income from Property Operations table on page 7.

2.	Occupied rentals as of the end of the period shown in our Core portfolio. For the year ended December 31, 2014, includes 33 homes rented through our Echo joint venture.

3.
Includes both occupied and unoccupied rental homes. New home cost basis does not include the costs associated with our Echo joint venture. At December 31, 2014 and 2013, our investment in the Echo joint venture was $6.3 million and $2.7 million, respectively.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of December 31, 2014
Sites
Community sites	70,000
Resort sites:
Annuals	25,600
Seasonal	10,100
Transient	10,200
Membership (1)	24,100
Joint Ventures (2)	3,100
Total	143,100

Home Sales - Select Data
	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Total New Home Sales Volume (3)	99	40	336	109
New Home Sales Volume - ECHO joint venture	42	12	136	26
New Home Sales Gross Revenues(3)	$3,813	$1,567	$13,584	$4,836

Used Home Sales Volume	382	447	1,526	1,588
Used Home Sales Gross Revenues	$4,150	$3,976	$14,834	$13,035

Brokered Home Resales Volume	216	212	936	835
Brokered Home Resale Revenues, net	$306	$303	$1,222	$1,142

__________________________

1.	Sites primarily utilized by approximately 96,000 members. Includes approximately 5,100 sites rented on an annual basis.

2.	Joint venture income is included in the Equity in income from unconsolidated joint ventures in the Consolidated Income Statement on page 5.

3.
Total new home sales volume includes home sales from our Echo joint venture. New home sales gross revenues does not include the revenues associated with our Echo joint venture. The year ended December 31, 2013 also includes one third-party dealer sale.

2015 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2015 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; and (ix) ongoing legal matters and related fees.

(In millions, except per share data, unaudited)

Year Ended
December 31, 2015
Income from property operations - 2015 Core (2)	$438.6
Income from property operations - Acquisitions (3)	5.6
Property management and general and administrative	(72.4)
Other income and expenses	16.0
Financing costs and other	(116.5)
Normalized FFO(4)	271.3
Early debt retirement	(9.0)
FFO (4)	262.3
Depreciation on real estate and other	(106.3)
Depreciation on rental homes	(11.1)
Right-to-use contract upfront payments and commissions, deferred, net	(4.2)
Income allocated to common OP units	(11.2)
Net income available to common shares	$129.5

Normalized FFO per share - fully diluted	$2.91 - $3.01
FFO per share - fully diluted	$2.81 - $2.91
Net income per common share - fully diluted (5)	$1.48 - $1.58

Weighted average shares outstanding - fully diluted	91.7

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO, Normalized FFO per share, FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented if any of our assumptions are incorrect.

2.	See page 14 for 2015 Core Guidance Assumptions. Amount represents 2014 income from property operations from the 2015 Core Properties of $419.9 million multiplied by an estimated growth rate of 4.4%.

3.	See page 15 for the 2015 Assumptions regarding the Acquisition Properties.

4.	See page 20 for definitions of Normalized FFO and FFO.

5.	Net income per fully diluted common share is calculated before Income allocated to common OP Units.

First Quarter 2015 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2015 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; and (ix) ongoing legal matters and related fees.

(In millions, except per share data, unaudited)

Quarter Ended
March 31, 2015
Income from property operations - 2015 Core (2)	$115.8
Income from property operations - Acquisitions (3)	2.0
Property management and general and administrative	(18.2)
Other income and expenses	4.6
Financing costs and other	(29.7)
Normalized FFO (4)	74.5
Early debt retirement	(9.0)
FFO (4)	65.5
Depreciation on real estate and other	(27.0)
Depreciation on rental homes	(2.8)
Right-to-use contract upfront payments and commissions, deferred, net	(1.0)
Income allocated to common OP units	(2.7)
Net income available to common shares	$32.0

Normalized FFO per share - fully diluted	$0.78 - $0.84
FFO per share - fully diluted	$0.68 - $0.74
Net income per common share - fully diluted (5)	$0.35 - $0.41

Weighted average shares outstanding - fully diluted	91.6

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO, Normalized FFO per share, FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.

2.	See page 14 for 2015 Core Guidance Assumptions. Amount represents 2014 income from property operations from the 2015 Core Properties of $110.5 million multiplied by an estimated growth rate of 4.8%.

3.	See page 15 for the 2015 Assumptions regarding the Acquisition Properties.

4.	See page 20 for definitions of Normalized FFO and FFO.

5.	Net income per fully diluted common share is calculated before Income allocated to OP Units.

2015 Core (1)
Guidance Assumptions - Income from Property Operations

(In millions, unaudited)

	Year Ended	2015	Quarter Ended	First Quarter 2015
	December 31, 2014	Growth Factors (2)	March 31, 2014	Growth Factors (2)
Community base rental income	$426.9	2.8%	$106.0	2.7%
Rental home income	14.8	(4.7)%	3.8	(1.6)%
Resort base rental income (3)	159.9	5.0%	44.3	6.7%
Right-to-use annual payments	44.9	(1.2)%	11.2	(1.6)%
Right-to-use contracts current period, gross	13.9	4.4%	3.1	2.2%
Utility and other income	69.9	5.9%	17.6	6.6%
Property operating revenues	730.3	3.2%	186.0	3.7%

Property operating, maintenance, and real estate taxes	290.6	1.9%	71.0	2.6%
Rental home operating and maintenance	7.4	(4.3)%	1.9	(8.4)%
Sales and marketing, gross	12.4	(5.4)%	2.6	(5.6)%
Property operating expenses	310.4	1.5%	75.5	2.1%
Income from property operations (1)	$419.9	4.4%	$110.5	4.8%

Resort base rental income:
Annual	$100.5	5.3%	$24.3	5.1%
Seasonal	24.9	4.7%	12.8	8.0%
Transient	34.5	4.3%	7.2	10.0%
Total resort base rental income	$159.9	5.0%	$44.3	6.7%

_______________________________

1.
2015 Core properties include properties we expect to own and operate during all of 2014 and 2015. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.

2.
Management’s estimate of the growth of property operations in the 2015 Core Properties compared to actual 2014 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions are incorrect.

3.	See Resort base rental income table included below within this table.

2015 Assumptions Regarding Acquisition Properties (1)

(In millions, unaudited)

	Year Ended	Quarter Ended
	December 31, 2015 (2)	March 31, 2015 (2)
Resort base rental income	$10.8	$3.1
Utility income and other property income	0.5	0.1
Property operating revenues	11.3	3.2

Property operating expenses	5.7	1.2
Income from property operations	$5.6	$2.0

___________________________________

1.	The acquisition properties include seven properties acquired during 2014.

2.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Acquisition Properties. Actual income from property operations for the Acquisition Properties could vary materially from amounts presented above if any of our assumptions are incorrect.

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Zone Park Passes, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2011	2012	2013	2014	2015 (1)
Member Count (2)	99,567	96,687	98,277	96,130	95,600
Zone Park Pass (ZPP) Origination (3)	7,404	10,198	15,607	18,187	20,500
ZPP Sales	7,404	8,909	9,289	10,014	11,000
RV Dealer ZPP Activations	—	1,289	6,318	8,173	9,500
Number of annuals (4)	3,555	4,280	4,830	5,142	5,385
Number of upgrades (5)	3,930	3,069	2,999	2,978	3,200

Right-to-use annual payments (6)	$49,122	$47,662	$47,967	$44,860	$44,300
Resort base rental income from annuals	$8,069	$9,585	$11,148	$12,491	$13,670
Resort base rental income from seasonals/transients	$10,852	$11,042	$12,692	$13,894	$14,800
Upgrade contract initiations (7)	$18,456	$14,025	$13,815	$13,892	$14,500
Utility and other income	$2,444	$2,407	$2,293	$2,455	$2,500

_______________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions are incorrect.

2.	Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.	ZPPs allow access to any of five geographic areas in the United States.

4.	Members who rent a specific site for an entire year in connection with their right-to-use contract.

5.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional Properties. Upgrades require a non-refundable upfront payment.

6.
The year ended December 31, 2012 and the year ending December 31, 2013, includes $0.1 million and $2.1 million, respectively, of revenue recognized related to our right-to-use annual memberships activated through our dealer program. During the third quarter of 2013, we changed the accounting treatment of revenues and expenses associated with the RV dealer program to recognize as revenue only the cash received from members generated by the program.

7.	Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross, on our Consolidated Income Statement on page 5

Balance Sheet

(In thousands, except share and per share data)

	December 31, 2014	December 31, 2013
	(unaudited)
Assets
Investment in real estate:
Land	$1,091,550	$1,025,246
Land improvements	2,734,304	2,667,213
Buildings and other depreciable property	562,059	535,647
	4,387,913	4,228,106
Accumulated depreciation	(1,169,492)	(1,058,540)
Net investment in real estate	3,218,421	3,169,566
Cash	73,714	58,427
Notes receivable, net	37,137	42,990
Investment in unconsolidated joint ventures	13,512	11,583
Deferred financing costs, net	21,833	19,873
Deferred commission expense	28,589	25,251
Escrow deposits, goodwill, and other assets, net	53,133	64,619
Total Assets	$3,446,339	$3,392,309
Liabilities and Equity
Liabilities:
Mortgage notes payable	$2,012,246	$1,992,368
Term loan	200,000	200,000
Unsecured lines of credit	—	—
Accrued payroll and other operating expenses	64,520	65,157
Deferred revenue – upfront payments from right-to-use contracts	74,174	68,673
Deferred revenue – right-to-use annual payments	9,790	11,136
Accrued interest payable	9,496	9,416
Rents and other customer payments received in advance and security deposits	67,463	59,601
Distributions payable	29,623	22,753
Total Liabilities	2,467,312	2,429,104
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value 9,945,539 shares authorized as of December 31, 2014 and December 31, 2013; none issued and outstanding as of December 31, 2014 and December 31, 2013. As of December 31, 2013, includes 125 shares 6% Series D Cumulative Preferred stock and 250 shares 18.75% Series E Cumulative Preferred stock; both issued and outstanding	—	—
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value, 54,461 shares authorized and 54,458 issued and outstanding as of December 31, 2014 and December 31, 2013 at liquidation value	136,144	136,144
Common stock, $0.01 par value 200,000,000 shares authorized as of December 31, 2014 and December 31, 2013; 83,879,779 and 83,313,677 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	838	834
Paid-in capital	1,029,601	1,021,365
Distributions in excess of accumulated earnings	(254,209)	(264,083)
Accumulated other comprehensive loss	(381)	(927)
Total Stockholders’ Equity	911,993	893,333
Non-controlling interests – Common OP Units	67,034	69,872
Total Equity	979,027	963,205
Total Liabilities and Equity	$3,446,339	$3,392,309

Debt Maturity Schedule & Summary

Secured Debt Maturity Schedule as of December 31, 2014
(In thousands, unaudited)

Year	Amount
2015	$279,135
2016	222,442
2017	58,526
2018	206,793
2019	208,298
2020	126,212
2021	196,467
2022+	699,980
Total (1)	$1,997,853

Debt Summary as of December 31, 2014
(In millions, except weighted average interest and average years to maturity, unaudited)

	Total			Secured			Unsecured
	Balance	Weighted Average Interest (2)	Average Years to Maturity	Balance	Weighted Average Interest (2)	Average Years to Maturity	Balance	Weighted Average Interest (2)	Average Years to Maturity
Consolidated Debt	$2,212	5.0%	7.6	$2,012	5.2%	7.8	$200	2.7%	5.1

____________________________

1.	Represents our mortgage notes payable excluding $14.4 million net note premiums and our $200 million term loan as of December 31, 2014.

2.	Includes loan costs amortization.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of December 31, 2014
	Total	% of Total	Total	% of Total	% of Total
Secured debt			$2,012	91.0%
Unsecured debt			200	9.0%
Total debt			$2,212	100.0%	31.4%

Common Shares	83,879,779	92.1%
OP Units	7,231,967	7.9%
Total Common Shares and OP Units	91,111,746	100.0%
Common Share price	$51.55
Fair value of Common Shares			$4,697	97.2%
Perpetual Preferred Equity			136	2.8%
Total Equity			$4,833	100.0%	68.6%

Total market capitalization			$7,045		100.0%

Perpetual Preferred Equity as of December 31, 2014
					Annual Dividend
Series	Callable Date		Outstanding Shares	Liquidation Value	Per Share	Value
6.75% Series C	9/7/2017		54,458	$136	$168.75	$9.2

Non-GAAP Financial Measures

Funds from Operations (“FFO”) is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
Normalized Funds from Operations (“Normalized FFO”) is a non-GAAP measure. We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items.
We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions and the change in fair value of our contingent consideration asset from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
Funds available for distribution (“FAD”) is a non-GAAP financial measure. We define FAD as Normalized FFO less non-revenue producing capital expenditures.
Investors should review FFO, Normalized FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Normalized FFO presented herein is not necessarily comparable to normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FFO, Normalized FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.